UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2008

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On April 30, 2008, CDI Corp. (sometimes referred to in this Report as "the Company") issued a news release (the "Release") reporting the Company's financial results for its first quarter ended March 31, 2008. Included among the tables attached to the Release was certain financial information by business segment. In addition to providing that selected segment data for the quarter ended March 31, 2008, the table provided, for comparison purposes, segment data for the three month periods ended March 31, 2007 and December 31, 2007. The Company reclassifies the segment data for the prior periods to conform to the segment presentation for the first quarter of 2008.

The gross profit, gross profit margin, operating profit and operating profit margin numbers which appeared in the Release for the Engineering Solutions and IT Solutions business segments relating to the three months ended December 31, 2007 were incorrect due to an incorrect classification of business between those two segments. The gross profit and operating profit for Engineering Solutions were each understated by $236,000, and the gross profit and operating profit for IT Solutions were each overstated by the same amount. The numbers originally reported in the Release and the corrected numbers for the three months ended December 31, 2007 are as follows (all numbers, except percentages, are in thousands):

                                                                            As Reported in Release      As Corrected

       Engineering Solutions gross profit               $36,128                            $36,364
       Engineering Solutions gross profit margin             22.9%                     23.1%
       Engineering Solutions operating profit            $9,951                            $10,187
       Engineering Solutions operating profit margin         6.3%                      6.5%

       IT Solutions gross profit                      $10,907                                  $10,671

       IT Solutions gross profit margin               19.1%                                  18.7%
       IT Solutions operating profit                  $663                                     $427
       IT Solutions operating profit margin                1.2%                               0.7%

These changes do not impact or alter the Company's consolidated gross profit or operating profit for the three months ended December 31, 2007 as set forth in the Release.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: May 05, 2008	By:	/s/ Mark A. Kerschner
Mark A. Kerschner
Executive Vice President and Chief Financial Officer